EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2020-C58 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Rialto Capital Advisors, LLC, as Special Servicer for the One Stockton Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Stockton Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Stockton Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One Stockton Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One Stockton Mortgage Loan, KeyBank National Association, as Primary Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MGM Grand & Mandalay Bay Mortgage Loan, Citibank, N.A., as Custodian for the MGM Grand & Mandalay Bay Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the MGM Grand & Mandalay Bay Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the HPE Campus Mortgage Loan, Wilmington Trust, National Association, as Trustee for the HPE Campus Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the HPE Campus Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the HPE Campus Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the HPE Campus Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 120 Wall Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 120 Wall Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 120 Wall Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 120 Wall Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 120 Wall Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Arboretum Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Arboretum Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Arboretum Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Arboretum Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Arboretum Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the McClellan Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the McClellan Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the McClellan Park Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the McClellan Park Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the McClellan Park Mortgage Loan.

Dated: March 16, 2023

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)